Exhibit 99.2

NIGHT CULTURE, INC.
BALANCE SHEETS

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$226,196	$265
Note receivable-related party	85,000	--
Total current assets	311,196	265

Fixed assets, net of depreciation of $2,500	4,030
Markets, net of accumulated amortization of $5,748 and 3,832, respectively	51,727	53,643
Total assets	$366,954	$53,908

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Current liabilities:
Accounts payable and accrued expense	$719	$16,144
Taxes payable	2,887	1,429
Advances- related party	22,500	43,525
Total current liabilities	26,106	61,097

Convertible debentures	350,000	--
Total liabilities	376,106	61,098

Stockholders’ equity(deficit):
Preferred stock, $0.001 par value, 1,000,000 authorized, none outstanding	--	--
Common stock, $0.001 par value, 500,000,000 authorized, 100,000,000 and 100,000,000 issued and outstanding, respectively	3	3
Additional paid-in capital	36,747	36,747
Retained earnings	(45,902)	(43,940)
Total stockholders’ equity(deficit)	(9,152)	(7,190)

Total liabilities and stockholders’ equity(deficit)	$366,954	$53,908

The accompanying notes are an integral part of these unaudited financial statements.

NIGHT CULTURE, INC.
STATEMENTS OF OPERATIONS

	Three Months Ending June 30,		Six Months Ending June 30,
	2011	2010	2011	2010

Revenue	$101,239	$66,207	$284,896	$102,894
Direct material costs	90,857	32,435	188,857	47,894
Gross profit	10,382	33,772	96,039	55,000

Operating expenses:
General and administrative expense	74,417	15,809	94,803	30,084
Amortization	958	--	1,916	--
Income (loss) from operations	(62,995)	17,963	(680)	24,916

Other income(expense)
Interest expense	(726)	(92)	(1,283)	(92)
Total other income(expense)	(726)	(92)	(1,283)	(92)

Net income (loss)	$(63,721)	17,871	(1,963)	$24,824

Net income(loss) per share, basic and diluted	$(0.0064)	$0.0018	$0.000	$(0.0024)

Weighted average number of shares outstanding	100,000,000	100,000,000	100,000,000	100,000,000

The accompanying notes are an integral part of these unaudited financial statements.

NIGHT CULTURE, INC.
STATEMENTS OF CASH FLOWS
(AUDITED)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$(1,962)	$24,824
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	1,916	--
Changes in operating assets and liabilities:
Bank overdraft	--	--
Accounts payable and accrued expense	15,424	(3,752)
Taxes payable	1,458	--
Note receivable	--
Net cash provided by (used in) operating activities	(14,012)	21,072

Cash flows from investing activities:
Advances to entity- related party	(85,000)	--
Purchase of fixed assets	(4,031)	--
Net cash provided by investing activities	(89,031)	--

Cash flows from financing activities:
Cash received from convertible debentures	350,000
Payments on advances from related party	(21,025)	--
Net cash provided by (used in) financing activities	328,975	--

Net increase (decrease) in cash	225,932	21,072
Cash – beginning of year	3,167	3,167
Cash – end of year	$226,196	$24,237

SUPPLEMENT DISCLOSURES:
Interest paid	$--	$--
Income taxes paid	--	--

NONCASH INVESTING AND FINANCING ACTIVITIES:
None	$--	$--

The accompanying notes are an integral part of these unaudited financial statements.

 NIGHT CULTURE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

The Company was incorporated on January 28, 2000 in the State of Texas. On February 20, 2009 the Company changed its name to Night Culture, Inc.

Night Culture Inc. produces and promotes concerts with the leading artists in the world. Our products include concerts/shows with world-class artists and performers, media properties, merchandise, tickets, refreshments, advertising space, and sponsorship opportunities. With the recent decline in music sales for artists, touring has become a crucial key for the music industry and NightCulture Inc. is uniquely positioned to participate in this incredible opportunity from a shift in a multi-billion dollar entertainment industry. We currently operate in 4 cities, Houston, TX, Austin, TX, San Antonio, TX, and Oklahoma City, OK. We have produced and promoted 100's of shows for artists such as Tiësto, David Guetta, Will.i.am from the Black Eyed Peas, Deadmau5, Benny Benassi, Afrojack, Rusko, Armin van Buuren, Ferry Corsten, Paul van Dyk, Axwell, Paul Oakenfold, Kaskade, Bob Sinclar, Infected Mushroom, and many many more.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Nightculture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation

The company adopted the provisions of ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite employee service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company’s common stock for common share issuances.

Revenue recognition

Night Culture’s revenue is recognized pursuant to ASC 605 “Revenue Recognition.” The Company recognizes its revenue from services as those services are performed. Revenue recognition is limited to the amount that is not contingent upon delivery of any future service or meeting other specified performance conditions.

Services are normally completed as described on the sales invoice issued for the service provided. In most cases the services is a one-time completion and recognized when the service is completed. If a service is provided over a time period that exceeds 30 days the revenue is recognized on a monthly basis at the end of the month in which it is completed.

General and Administrative Expenses

Night Culture’s general and administrative expenses consisted of the following types of expenses during the during the quarters ending June 30, 2011 and 2010: Compensation expense, payroll expense, rent, travel and entertainment, legal and accounting, utilities, web sites, office expenses, depreciation and other administrative related expenses

Property and equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance is expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are 3 to 5 years.

Basic and diluted net income per share

Basic and diluted net income per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net income per share is the same due to the absence of common stock equivalents.

Income Taxes

Night Culture recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Nightculture provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, marketable securities and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

NOTE 3:  RECENT ACCOUNTING PRONOUNCEMENTS

Night Culture does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, The FASB Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification™ (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP), aside from those issued by the Securities and Exchange Commission.  The Codification became effective for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification when referring to GAAP for the fiscal period ending September 30, 2010.  The adoption of the Codification did not have an impact on the Company’s financial position or results of operations.

On May 28, 2009 the FASB announced the issuance FASB ASC 855, “Subsequent Events”. FASB ASC 855 should not result in significant changes in the subsequent events that an entity reports. Rather, FASB ASC 855 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, Night Culture has a shareholders deficit of $9,152 as of December 31, 2010 and incurred a loss from operations of $1,963 for the quarter ending June 30, 2011. Unless profitability and increases in stockholders’ equity continues, these conditions raise doubt as to Nightculture's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if Nightculture is unable to continue as a going concern.

Night Culture continues to review its expense structure reviewing costs and their reduction to move towards profitability. The Company’s expenses are planned to decrease as a percent of revenue resulting in profitability and increased shareholders’ equity.

NOTE 5 – MARKETS PURCHASED

Cost of markets purchased consisted of the following at June 30, 2011 and 2010:

	2011	2010
Market Cost	$57,475	$57,475
Less: accumulation amortization	(5,748)	3,832
Net Market value	$51,727	$53,643

Amortization expense totaled %5,748 and $3,832 the quarters ending June 30, 2011 and 2010, respectively.

NOTE 6: – STOCK ISSUED

On January 28, 2000 the Company issued 400 shares of common stock with no par value to the two founders of the Company.

On June 30, 2003 the Company cancelled 200 share of common stock.

On June 26, 2007 the Company issued 300 shares of common stock with no par value to 3 individuals for $75,000 cash to fund the Company.

On June26, 2007 the Company cancelled 197 share of common stock held by one individual.

On October 28, 2010 the Company cancelled 3 shares of common stock held by one individual.

On April 8, 2011 the Company amended their articles of incorporation increasing the authorized shares of common stock to 500,000,000, par value $0.001 per share and authorizing 1,000,000 shares of preferred stock, par value $0.001 per share.  The Company authorized a forward split of 333,333.33 shares for each one share outstanding which increased the number of shares outstanding from 300 to 100,000,000.

NOTE: 7 - RELATED PARTY TRANSACTIONS

On January 28, 2000 the Company issued 400 shares of common stock with no par value to the two founders of the Company.

On June 30, 2003 the Company cancelled 200 share of common stock surrendered by an officer and director that resigned.

On June 26, 2007 the Company issued 300 shares of common stock with no par value to 3 individuals who became officers and directors of the Company for $75,000 cash to fund the Company.

On June 26, 2007 the Company cancelled 197 share of common stock held by an officer and director that resigned.

During the period ending June 30, 2011 the advances from related parties was reduced from 43,525 to $22,500. The total outstanding due related parties as of June 30, 2011 is $22,500.

NOTE: 8 - NOTE RECEIVABLE-RELATED PARTY

During the period ending June 30, 2011 the Company loaned as a note receivable $ 85,000 to Stereo Live a Company owned by one of the officers and directors of the Company. The note bears no interest and is due on demand.

NOTE: 9 - CONVERTIBLE DEBENTURES

On June 15, 2011 the Company issued $350,000 worth of convertible debentures for cash.  The debentures accrue interest at the rate of 5% and mature on June 15, 2013.  The debentures are convertible at the rate of 500,000 shares of common stock for each $10,000 of face value.  The conversion price is 70% of the closing price averaged over 20 days prior to conversion.  The holder of the debenture has the option to convert the interest accrued or be paid in cash. The Company may not redeem the debenture without the approval of the holder. Each debenture holder was also issued a warrant expiring in June 15, 2014 with the right to purchase 500,000 shares of the Company common stock under the same terms of the debenture.